As filed with the Securities and Exchange Commission on August 7, 2025.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
AVADEL PHARMACEUTICALS PLC
(Exact name of registrant as specified in its charter)

Ireland	98-1341933
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10 Earlsfort Terrace
Dublin 2 D02 T380
Ireland
+353-1-901-5201
(Address, including zip code, and telephone number, including area code, of principal executive offices)
Gregory J. Divis
Chief Executive Officer
Avadel Pharmaceuticals plc
16640 Chesterfield Grove Road
Suite 200
Chesterfield, MO 63005
(636) 449-1830
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Robert E. Puopolo, Esq. Marishka T. DeToy, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000	Christopher McLaughlin Arthur Cox LLP 10 Earlsfort Terrace Dublin 2 D02 T380 Ireland +353-1-920-1026
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
We are filing this registration statement with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process to replace our prior registration statement (File No. 333-267198) that will expire on September 12, 2025, pursuant to Rule 415(a)(5) under the Securities Act of 1933, as amended, or the Securities Act. In accordance with Rule 415(a)(6), effectiveness of this registration statement will be deemed to terminate the expiring prior registration statement.
This registration statement contains:
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a base prospectus which covers the offering, issuance and sale by us of our ordinary shares, preferred shares, debt securities, warrants and/or units; and

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a sales agreement prospectus supplement covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $100,000,000 of our ordinary shares that may be issued and sold from time to time under an Open Market Sale AgreementSM, or the Sales Agreement, entered into with Jefferies LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The specific terms of the ordinary shares to be issued and sold under the Sales Agreement are specified in the sales agreement prospectus supplement that immediately follows the base prospectus.

PROSPECTUS
Ordinary Shares
Preferred Shares
Debt Securities
Warrants
Units

By this prospectus, we or any selling shareholder may offer and sell from time to time, in one or more series or classes, our ordinary shares, preferred shares, debt securities, warrants and/or units, in any combination, together or separately, in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.
This prospectus provides a general description of the securities we or any selling shareholder may offer. Each time we and/or or any selling shareholder offers securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as any documents incorporated by reference, before you invest in any of the securities being offered.
Our ordinary shares are listed on The Nasdaq Global Market under the symbol “AVDL.” On August 5, 2025, the closing price for our ordinary shares, as reported on The Nasdaq Global Market, was $11.15 per share. We or any selling shareholder may offer and sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by selling shareholders.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus beginning on page 5 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 7, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, using a “shelf” registration process. Under this shelf registration, we and/or selling shareholders may from time to time sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we and/or selling shareholders sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing our securities, you should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 43 of this prospectus.
You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. Neither we nor any selling shareholder have authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in any accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Unless the context otherwise indicates, references in this prospectus to the “company,” “we,” “us” and “our” refer to Avadel Pharmaceuticals plc.
We own various trademark registrations and applications, and unregistered trademarks, including, but not limited to, AVADELTM, LUMRYZTM, RYZUPTM, REST-ONTM, RESTORETM and REVITALYZTM. This prospectus contains trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus or the accompanying supplement may appear without the ® or ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.
This prospectus does not constitute a prospectus for the purposes of the Prospectus Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 (as amended) on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market and the Irish regulations issued pursuant to the Prospectus Regulation and this prospectus has not been approved by the Central Bank of Ireland, as competent authority under the Prospectus Regulation, or any equivalent authority in an European Economic Area member state. No offer of shares to the public is made, or will be made, that requires the publication of a prospectus pursuant to Irish or European prospectus law within the meaning of the above legislation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions, risks and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, and in particular those factors referenced in the section “Risk Factors.”
This prospectus contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:
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Our ability to successfully commercialize LUMRYZ in the U.S. for the treatment of cataplexy or excessive daytime sleepiness, or EDS, in patients seven years of age and older with narcolepsy;

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Our plans with respect to our commercial infrastructure and marketing, market access and commercial activities;

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Our ability to maintain and receive additional regulatory approvals for LUMRYZ in any other jurisdictions outside the U.S., and any related restrictions, limitations, and/or warnings in the label of LUMRYZ;

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Our expectations regarding the rate and degree of market acceptance for LUMRYZ;

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Our ability to enter into strategic partnerships for the commercialization, manufacturing and distribution of LUMRYZ in the U.S.;

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Our reliance on a single product, LUMRYZ;

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Our expectations regarding timing of and our ability to execute the pivotal REVITALYZ trial of LUMRYZ in idiopathic hypersomnia, or IH;

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Our ability to seek, maintain and receive additional U.S. regulatory approvals as well as commercialize LUMRYZ for indications beyond narcolepsy;

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Our dependence on a limited number of suppliers for the manufacturing of LUMRYZ and certain raw materials used in LUMRYZ and any failure of such suppliers to produce LUMRYZ or deliver sufficient quantities of such raw materials, which could have a material adverse effect on our business, including commercialization of LUMRYZ in the U.S.;

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Our ability to finance our operations on acceptable terms, either through the raising of capital including the incurrence of convertible or other indebtedness, issuance of equity or royalty-based financings, or through strategic financing or commercialization partnerships;

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Our expectations regarding the pricing and reimbursement and the extent to which patient financial assistance programs are utilized for LUMRYZ;

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Our expectations about the potential market size and market participation for LUMRYZ;

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Our expectations regarding the continued profitability of LUMRYZ;

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Our expectations regarding litigation related to LUMRYZ;

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Our expectations regarding our cash runway to support the commercialization of LUMRYZ in the U.S.;

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The potential impacts of tariffs, inflation and rising interest rates on our business and future operating results;

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Our ability to hire and retain key members of our leadership team and other personnel;

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The potential impacts due to global political instability and conflicts, such as terrorism, civil unrest, war and natural disasters in foreign countries on our business, financial condition and results of operations; and

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Competition existing today or that may arise in the future.

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties and other factors more fully discussed in the “Risk Factors” section in this prospectus, the section of any accompanying prospectus supplement entitled “Risk Factors” and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC which are incorporated by reference herein. Given these uncertainties, readers should not place undue reliance on our forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated by reference herein or therein that include forward-looking statements.
Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

ABOUT THE COMPANY
Our Business
We are a biopharmaceutical company. LUMRYZ is an extended-release formulation of sodium oxybate indicated to be taken once at bedtime for the treatment of cataplexy or EDS in patients seven years of age and older with narcolepsy.
As of the date of this prospectus, LUMRYZ is the only commercial product in our portfolio. We continue to evaluate opportunities to expand our product portfolio.
LUMRYZ
LUMRYZ was approved by the FDA on May 1, 2023 for the treatment of cataplexy or EDS in adults with narcolepsy. The FDA also granted seven years of Orphan Drug Exclusivity, or ODE, to LUMRYZ for the treatment of cataplexy or EDS in adults with narcolepsy due to a finding of clinical superiority of LUMRYZ relative to currently marketed oxybate treatments. In particular, the FDA found that LUMRYZ makes a major contribution to patient care over currently marketed, twice-nightly oxybate treatments by providing a once-nightly dosing regimen that avoids nocturnal arousal to take a second dose. The ODE will continue until May 1, 2030. In June 2023, we announced the U.S. commercial launch of LUMRYZ for the treatment of cataplexy or EDS in adults living with narcolepsy. LUMRYZ was approved by the FDA for use in the treatment of cataplexy or EDS in the pediatric narcolepsy population seven years of age and older on October 16, 2024, and was granted ODE for this patient population through October 16, 2031.
The FDA has required implementation of a REMS to help ensure the benefits of the drug outweigh the risks of serious adverse outcomes resulting from inappropriate prescribing, misuse, abuse, and diversion of the same. Under the LUMRYZ REMS, healthcare providers who prescribe the drug must be specially certified, pharmacies that dispense the drug must be specially certified, and the drug must be dispensed only to patients who have enrolled in the LUMRYZ REMS and completed all REMS requirements, including documentation of safe use conditions.
Numerous LUMRYZ-related U.S. patents have been issued having expiration dates spanning from mid-2037 to early-2042, and there are additional patent applications currently in development and/or pending at the U.S. Patent and Trademark Office, or the USPTO, as well as foreign patent offices. We currently have 30 U.S. patents listed for LUMRYZ in FDA’s Orange Book.
We believe LUMRYZ has the potential to demonstrate improved dosing compliance, safety, and patient satisfaction over other treatment options for cataplexy or EDS in patients seven years of age and older with narcolepsy.
Avadel has initiated a pivotal trial in IH, REVITALYZ, which is a double-blind, placebo-controlled, randomized withdrawal, multicenter Phase 3 study designed to evaluate the efficacy and safety of LUMRYZ, in treating IH. We expect to enroll approximately 150 adults in the study who are diagnosed with IH. On July 31, 2024, we announced that the first patient was dosed in this study. We expect to complete enrollment by the end of 2025 and to report data and to submit a supplemental New Drug Application in 2026.
The primary objective of REVITALYZ is to demonstrate reduction in daytime sleepiness as measured by the primary endpoint, change in total score of the Epworth Sleepiness Scale at week 14. Secondary endpoints will evaluate the effect of LUMRYZ on additional efficacy parameters including patient and clinician global impression of change, IH severity, and a measure of the functional outcomes of sleep.
LUMRYZ was granted Orphan Drug Designation, or ODD, from the FDA for the treatment of IH on June 5, 2025. Specifically, ODD was granted based on the plausible hypothesis that LUMRYZ may be clinically superior to the same drug(s) already approved for the same indication, because LUMRYZ may provide a major contribution to patient care due to its once-nightly dosing for patients with IH, a chronic sleep disorder that requires potentially lifelong treatment.
Corporate Information
We are an Irish public limited company. Our registered address is at 10 Earlsfort Terrace, Dublin 2, Ireland, D02 T380 and our phone number is +353-1-901-5201. Our website is www.avadel.com. We do not incorporate the information on or accessible through our website into this prospectus.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks described under the heading “Risk Factors” contained in the applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus, including the risk factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and subsequent filings with the SEC, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any securities offered by us under this prospectus for general corporate purposes unless otherwise indicated in any applicable prospectus supplement. General corporate purposes may include: ongoing commercialization activities for LUMRYZ; business development activities; research and development and clinical development to support the advancement of additional product candidates and the expansion of our product candidate pipeline; working capital and other capital expenditures. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the use of net proceeds.

SELLING SHAREHOLDERS
Selling shareholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Such selling shareholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling shareholders,” may from time to time offer and sell our securities pursuant to this prospectus and any applicable prospectus supplement.
The applicable prospectus supplement will set forth the name of each of the selling shareholders and the number of securities beneficially owned by such selling shareholder that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling shareholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the applicable prospectus supplement.

SECURITIES WE AND/OR SELLING SHAREHOLDERS MAY OFFER OR SELL
This prospectus contains summary descriptions of the securities we and/or selling shareholders may offer from time to time. This prospectus provides you with a general description of the securities we may offer. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered.
We may sell the securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Any prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

DESCRIPTION OF SHARE CAPITAL
The following description of our ordinary shares and preferred shares together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of our ordinary shares and preferred shares that we may offer under this prospectus. The following description of our share capital does not purport to be complete and is subject to, and qualified in its entirety by, our memorandum and articles of association, or the Avadel Constitution, which is an exhibit to the registration statement of which this prospectus forms a part, and by applicable law.
The following description includes comparisons of certain provisions of the Avadel Constitution and Irish law applicable to us and the Delaware General Corporation Law, or the DGCL, the law under which many publicly listed companies in the United States are incorporated. Because such statements are summaries, they do not address all aspects of Irish law that may be relevant to us and our shareholders or all aspects of Delaware law which may differ from Irish law, and they are not intended to be a complete discussion of the respective rights.
General
Our authorized share capital is $5,500,000 divided into 500,000,000 ordinary shares with a nominal value of $0.01 each and 50,000,000 preferred shares with a nominal value of $0.01 each, plus €25,000 divided into 25,000 deferred non-voting ordinary shares with a nominal value of €1.00 each.
Ordinary Shares
As of June 30, 2025, there were 96,777,285 issued and outstanding ordinary shares, nominal value $0.01 per share. The holders of ordinary shares are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. The holders of our ordinary shares do not have any cumulative voting rights. Holders of our ordinary shares are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding convertible preferred shares. Our ordinary shares have no preemptive rights (other than statutory pre-emption rights under Irish law, to the extent applicable), conversion rights or other subscription rights or redemption or sinking fund provisions.
Our ordinary shares are listed on the Nasdaq Global Market under the trading symbol “AVDL.”
The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A.
Preferred Shares
We sought and received, shareholder approval at our 2021 annual general meeting of shareholders to authorize the Board of Directors to issue securities for up to an aggregate nominal amount equal to the authorized but unissued share capital of the company as at August 3, 2021, for a period of five years, to expire on December 20, 2026. As a result, as at the date of this prospectus, our Board of Directors is authorized, without any further action by our shareholders, to issue up to 50,000,000 preferred shares from time to time in one or more classes or series until the expiry of that authority. Our Board of Directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares, unless expressly provided by the terms of that class or series of shares, to provide from time to time for the issuance of other classes or series of shares and to establish the characteristics of each class or series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.
You should refer to the prospectus supplement relating to the series of preferred shares being offered for the specific terms of that series, including:
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the title of the series and the number of shares in the series;

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the price at which the preferred shares will be offered;

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the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;

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the voting rights, if any, of the holders of shares of the preferred shares being offered;

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the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

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the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into our ordinary shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

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the terms and conditions, if applicable, upon which the preferred shares being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

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any listing of the preferred shares being offered on any securities exchange;

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a discussion of any material Irish or U.S. federal income tax considerations applicable to the preferred shares being offered;

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any preemptive rights;

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the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

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any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

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any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the preferred shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.
Warrants
We may issue warrants for the purchase of our ordinary shares, preferred shares or debt securities or any combination thereof. Warrants may be issued independently or together with our ordinary shares, preferred shares or debt securities and may be attached to or separate from any offered securities. To the extent warrants that we issue are to be publicly traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with such warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.
Anti-Takeover Provisions of Irish Law
Business Combinations with Interested Shareholders
The Avadel Constitution includes a provision similar to Section 203 of the Delaware General Corporation Law, which generally prohibits us from engaging in a business combination with an interested shareholder for a period of three years following the date the person became an interested shareholder, unless, in general:
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our Board of Directors approved the transaction which resulted in the shareholder becoming an interested shareholder;

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upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the shareholder owned at least 85% of the voting shares outstanding at the time of commencement of such transaction, excluding for purposes of determining the number of voting shares outstanding (but not the outstanding voting shares owned by the interested shareholder), voting shares owned by persons who are directors and also officers and by certain employee share plans; or
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the business combination is approved by our Board of Directors and authorized at an annual or extraordinary general meeting of shareholders by the affirmative vote of the holders of at least 75% of the outstanding voting shares that are not owned by the interested shareholder.

A “business combination” is generally defined as a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. An “interested shareholder” is generally defined as a person who, together with affiliates and associates, owns or, within three years prior to the date in question, owned 15% or more of our outstanding voting shares.
Irish Takeover Rules and Substantial Acquisition Rules
A transaction in which a third party seeks to acquire 30% or more of our voting rights and certain other acquisitions of our securities will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder, the Irish Takeover Panel Act, 1997, Takeover Rules, 2022, or the Irish Takeover Rules, and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.
General Principles
The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:
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in the event of an offer, all holders of securities of the target company must be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

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the holders of securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer; where it advises the holders of securities, the Board of Directors of the target company must give its views on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;

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a target company’s Board of Directors must act in the interests of that company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

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false markets must not be created in the securities of the target company, the bidder or any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

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a bidder can only announce an offer after ensuring that he or she can fulfill in full any cash consideration offered, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

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a target company may not be hindered in the conduct of its affairs longer than is reasonable by an offer for its securities; and

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a “substantial acquisition” of securities, whether such acquisition is to be effected by one transaction or a series of transactions, shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid
Under certain circumstances, a person who acquires shares, or other voting securities, of a company may be required under the Irish Takeover Rules to make a mandatory cash offer for the remaining outstanding voting securities in that company at a price not less than the highest price paid for the securities by the acquiror, or any parties acting in concert with the acquiror, during the previous 12 months. This mandatory bid requirement is triggered if an acquisition of securities would increase the aggregate holding of an acquiror, including the holdings of any parties acting in concert with the acquiror, to securities representing 30% or more of the voting rights in a company, unless the Irish Takeover Panel otherwise consents. An acquisition of securities by a person holding, together with its concert parties, securities representing between 30% and 50% of the voting rights in a company would also trigger the mandatory bid requirement if, after giving effect to the acquisition, the percentage of the voting rights held by that person, together with its concert parties, would increase by 0.05% within a 12-month period. Any person, excluding any parties acting in concert with the holder, holding securities representing more than 50% of the voting rights of a company is not subject to these mandatory offer requirements in purchasing additional securities.
Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirement
If a person makes a voluntary offer to acquire our outstanding ordinary shares, the offer price must not be less than the highest price paid for our ordinary shares by the bidder or its concert parties during the three-month period prior to the commencement of the offer period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, taking into account the General Principles, believes it is appropriate to do so.
If the bidder or any of its concert parties has acquired our ordinary shares (1) during the 12-month period prior to the commencement of the offer period that represent more than 10% of our total ordinary shares or (2) at any time after the commencement of the offer period, the offer must be in cash or accompanied by a full cash alternative and the price per ordinary share must not be less than the highest price paid by the bidder or its concert parties during, in the case of clause (1), the 12-month period prior to the commencement of the offer period or, in the case of (2), the offer period. The Irish Takeover Panel may apply this Rule to a bidder who, together with its concert parties, has acquired less than 10% of our total ordinary shares in the 12-month period prior to the commencement of the offer period if the Irish Takeover Panel, taking into account the General Principles, considers it just and proper to do so.
An offer period will generally commence from the date of the first announcement of the offer or proposed offer.
Substantial Acquisition Rules
The Irish Takeover Rules also contain rules governing substantial acquisitions of shares and other voting securities which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of the company. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of the company is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of the company and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.
Frustrating Action
Under the Irish Takeover Rules, our Board of Directors is not permitted to take any action that might frustrate an offer for our shares during the course of an offer or at any earlier time during which our Board of Directors has reason to believe that such an offer is or may be imminent, subject to certain exceptions. Potentially frustrating actions such as (1) the issue of shares, options, restricted share units or convertible securities or the redemption or purchase of own securities, (2) material acquisitions or disposals, (3) entering into contracts other than in the ordinary course of business or (4) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any earlier time during which our Board of Directors has reason to believe an offer is or may be imminent. Exceptions to this prohibition are available where:
(a)
the action is approved by our shareholders at a general meeting; or

(b)
the Irish Takeover Panel has given its consent, where:

(i)
it is satisfied the action would not constitute frustrating action;

(ii)
our shareholders holding more than 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

(iii)
the action is taken in accordance with a contract entered into prior to the announcement of the offer, or any earlier time at which our Board of Directors considered the offer to be imminent; or

(iv)
the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

Shareholders’ Rights Plan
Irish law does not expressly authorize or prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under Irish law. In addition, such a plan would be subject to the Irish Takeover Rules and the General Principles underlying the Irish Takeover Rules. The Avadel Constitution allows our Board of Directors to adopt a shareholder rights plan upon such terms and conditions as our Board of Directors deems expedient and in the best interests of us, subject to applicable law.
Subject to the Irish Takeover Rules, our Board of Directors also has power to issue any of our authorized and unissued shares on such terms and conditions as it may determine, and any such action should be taken in our best interests. It is possible, however, that the terms and conditions of any issue of preference shares could discourage a takeover or other transaction that holders of some or a majority of the ordinary shares believe to be in their best interests or in which holders might receive a premium for their shares over the then-market price of the shares.
Disclosure of Interests in Shares
Under the Irish Companies Act, our shareholders must notify us if, as a result of a transaction, the shareholder will become interested in three percent or more of our voting shares, or if as a result of a transaction a shareholder who was interested in three percent or more of our voting shares ceases to be so interested. Where a shareholder is interested in three percent or more of our voting shares, the shareholder must notify us of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the voting shares in which the shareholder is interested as a proportion of the entire nominal value of our issued share capital (or any such class of share capital in issue). Where the percentage level of the shareholder’s interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. We must be notified within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder’s rights in respect of any of our shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to the court to have the rights attaching to such shares reinstated.
In addition to these disclosure requirements, we, under the Irish Companies Act, may, by notice in writing, require a person whom we know or have reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued to have been, interested in shares comprised in our relevant share capital to (i) indicate whether or not it is the case and (ii) where such person holds or has during that time held an interest in our shares, to provide additional information, including the person’s own past or present interests in our shares. If the recipient of the notice fails to respond within the reasonable time period specified in the notice, we may apply to the Irish court for an order directing that the affected shares be subject to certain restrictions, as prescribed by the Irish Companies Act, as follows:
•
any transfer of those shares or, in the case of unissued shares, any transfer of the right to be issued with shares and any issue of shares, shall be void;

•
no voting rights shall be exercisable in respect of those shares;

•
no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

•
no payment shall be made of any sums due from us on those shares, whether in respect of capital or otherwise.

The court may also order that shares subject to any of these restrictions be sold with the restrictions terminating upon the completion of the sale.
In the event we are in an offer period pursuant to the Irish Takeover Rules, accelerated disclosure provisions apply for persons holding an interest in our securities of one percent or more.
Differences in Corporate Law
As a public limited company incorporated under the laws of Ireland, the rights of our shareholders are governed by applicable Irish law, including the Irish Companies Act, and not by the law of any U.S. state. As a result, our directors and shareholders are subject to different responsibilities, rights and privileges than are applicable to directors and shareholders of U.S. corporations. The applicable provisions of the Irish Companies Act differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Irish Companies Act applicable to us and the General Corporation Law of the State of Delaware relating to shareholders’ rights and protections. The applicable provisions in respect of the Company under the Avadel Constitution is also set out where relevant. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and Irish law. You are also urged to carefully read the relevant provisions of the Delaware General Corporation Law and the Irish Companies Act for a more complete understanding of the differences between Delaware and Irish law.
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Number of Directors	The Irish Companies Act provides for a minimum of two directors for an Irish incorporated public limited company. The Avadel Constitution provides for a minimum of two directors and a maximum of 13. Our shareholders may from time to time increase or reduce the maximum number, or increase the minimum number, of directors by ordinary resolution. Our Board of Directors determines the number of directors within the range of two to 13.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.
Removal of Directors
Under the Irish Companies Act, the shareholders may, by ordinary resolution, remove a director from office before the expiration of his or her term, at a meeting held no less than 28 days’ notice and at which the director is entitled to be heard. Because of this provision of the Irish Companies Act, a director may be so removed before the expiration of his or her period of office.
The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment contract) that the director may have against the Company in respect of his or her removal.
Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, stockholders may effect such removal only for cause, or (ii) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at

	Ireland	Delaware
	The Avadel Constitution also provides that the office of a director will also be vacated if the director is restricted or disqualified to act as a director under the Irish Companies Act; resigns his or her office by notice in writing to us or in writing offers to resign and the directors resolve to accept such offer; or is requested to resign in writing by not less than 75% of the other directors.	an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.
Vacancies on the Board of Directors
Any vacancy on our Board of Directors, including a vacancy resulting from an increase in the number of directors or from the death, resignation, retirement, disqualification or removal of a director, shall be deemed a casual vacancy. Subject to the terms of any one or more classes or series of preferred shares, any casual vacancy shall only be filled by the decision of a majority of our Board of Directors then in office, provided that a quorum is present and provided that the appointment does not cause the number of directors to exceed any number fixed by or in accordance with the Avadel Constitution as the maximum number of directors.
Any director of a class of directors elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. A director retiring at a meeting shall retain office until the close or adjournment of the meeting.
Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.
Annual General Meeting	We are required to hold annual general meetings at intervals of no more than fifteen months after the previous annual general meeting, provided that an annual general meeting is held in each calendar year following our first annual general meeting, no more than nine months after our fiscal year-end.	Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.

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The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the consideration of the Irish statutory financial statements, the report of the directors, the report of the auditors on those statements and that report and a review by the members of our affairs. If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office.
General Meeting
Our extraordinary general meetings may be convened by (i) our Board of Directors, (ii) on requisition of shareholders holding not less than 10% of our paid up share capital carrying voting rights or (iii) on requisition of our auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions as may be required from time to time.
If our directors become aware that our net assets are half or less of the amount of our called-up share capital, our directors must convene an extraordinary general meeting of our shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.
Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.
Notice of General Meetings	Notice of a general meeting must be given to all our shareholders and to our auditors. The Avadel Constitution provides that the maximum notice period is 60 days. The minimum notice periods are 21 days’ notice in writing for an annual general meeting or an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting. General meetings may be called by shorter notice, but only with the consent of our auditors and all of our shareholders entitled to attend and	Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour and purpose or purposes of the meeting.

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vote thereat. Because of the 21-day and 14-day requirements described in this paragraph, the Avadel Constitution includes provisions reflecting these requirements of Irish law.
In the case of an extraordinary general meeting convened by our shareholders, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of this requisition notice, our Board of Directors has 21 days to convene a meeting of our shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If our Board of Directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

Quorum	The presence, in person or by proxy, of five or more persons holding or representing by proxy at least a majority in nominal value of the class or, at any adjourned meeting of such holders, one holder holding or representing by proxy at least a majority in nominal value of the issued shares of the class constitutes a quorum for the conduct of business. No business may take place at a general meeting if a quorum is not present in person or by proxy. Our Board of Directors has no authority to waive quorum requirements stipulated in the Avadel Constitution. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.	The certificate of incorporation or bylaws may specify the number of shares, the holders of which shall be present or represented by proxy at any meeting in order to constitute a quorum, but in no event shall a quorum consist of less than one third of the shares entitled to vote at the meeting. In the absence of such specification in the certificate of incorporation or bylaws, a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders.
Proxy	Under Irish law, a shareholder may designate another person to attend, speak and vote at a general meeting of	Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for

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the company on their behalf by proxy, which proxy need not be a shareholder.
Where interests in shares are held by a nominee trust company, this company may exercise the rights of the beneficial holders on their behalf as their proxy.
Voting rights may be exercised by shareholders registered in the share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company, this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in accordance with the Avadel Constitution. The Avadel Constitution permits the appointment of proxies by our shareholders to be notified to us electronically, when permitted by our directors.
such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.
Issue of New Shares	Under the Avadel Constitution, we may issue shares subject to the maximum authorized share capital contained in the Avadel Constitution. The authorized share capital may be increased or reduced by a resolution approved by a simple majority of the votes cast at a general meeting of our shareholders, referred to under Irish law as an “ordinary resolution.” As a matter of Irish law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by its constitution or by an ordinary resolution adopted by our shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it may be renewed by shareholders by an ordinary resolution. Avadel sought, and received, shareholder approval at Avadel’s 2021 annual general meeting of shareholders to authorize the Board of Directors to issue securities up to an aggregate nominal amount	Under Delaware law, if the company’s certificate of incorporation so provides, the directors have the power to authorize the issuance of additional stock. The directors may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the company or any combination thereof.

Ireland	Delaware

equal to the authorized but unissued share capital of the company as at 3 August 2021, for a period of five years to expire on December 20, 2026. Accordingly, our Board of Directors is authorized to issue new ordinary or preferred shares without shareholder approval for a period of five years expiring on December 20, 2026 (unless such authority is renewed by the shareholders). The authority to issue preferred shares provides us with the flexibility to consider and respond to future business needs and opportunities as they arise from time to time, including in connection with capital raising, financing and acquisition transactions or opportunities.
Our Board of Directors is authorized to issue preferred shares on a non-pre-emptive basis, with discretion as to the terms attaching to the preferred shares, including as to voting, dividend and conversion rights and priority relative to other classes of shares with respect to dividends and upon a liquidation.
Notwithstanding this authority, under the Irish Takeover Rules our Board of Directors would not be permitted to issue any of our shares, including preferred shares, during a period when an offer has been made for us or is believed to be imminent unless the issue is (i) approved by our shareholders at a general meeting; (ii) consented to by the Irish Takeover Panel on the basis it would not constitute action frustrating the offer; (iii) consented to by the Irish Takeover Panel and approved by the holders of more than 50% of our shares carrying voting rights; (iv) consented to by the Irish Takeover Panel in circumstances where a contract for the issue of the shares had been entered into prior to that period; or (v) consented to by the Irish Takeover Panel in circumstances where the issue of the shares was decided by our directors prior to that

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period and either action has been taken to implement the issuance (whether in part or in full) prior to such period or the issuance was otherwise in the ordinary course of business.
Preemptive Rights
Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro rata basis, commonly referred to as the statutory preemption right. Avadel sought, and received, shareholder approval at Avadel’s 2021 annual general meeting of shareholders to authorize the Board of Directors to opt out of pre-emption rights with respect to the allotment of equity securities up to an aggregate nominal amount equal to the authorized but unissued share capital of the company as at August 3, 2021, for a period of five years to expire on December 20, 2026.
Accordingly, we have opted-out of these preemption rights for a period of five years expiring on December 20, 2026 (unless such authority is renewed by the shareholders). A special resolution requires not less than 75% of the votes cast at a general meeting of our shareholders. If the opt-out is not renewed, shares issued for cash must be offered to pre-existing shareholders of Avadel plc pro rata to their existing shareholding before the shares can be issued to any new shareholders. The statutory preemption rights do not apply where shares are issued for non-cash consideration and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution).
Under Delaware law, shareholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

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Liability of Directors and Officers
To the fullest extent permitted by Irish law, the Avadel Constitution contains indemnification for the benefit of our directors, company secretary and executive officers. However, as to our directors and company secretary, this indemnity is limited by the Irish Companies Act, which prescribes that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or company secretary where judgment is given in favor of the director or company secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or company secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its directors or company secretary over and above the limitations imposed by the Irish Companies Act will be void, whether contained in its articles of association or any contract between the company and the director or company secretary. This restriction does not apply to our executive officers who are not directors, our company secretary or other persons who would be considered “officers” within the meaning of the Irish Companies Act.
We are permitted under the Avadel Constitution and the Irish Companies Act to take out directors’ and officers’ liability insurance, as well as other types of insurance, for our directors, officers, employees and agents. In order to attract and retain qualified directors and officers, we have taken out and maintain customary directors’ and officers’ liability insurance and other types of comparable insurance.

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:
•
any breach of the director’s duty of loyalty to the corporation or its stockholders;

•
acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•
intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

•
any transaction from which the director derives an improper personal benefit.

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Voting Rights	Under the Avadel Constitution, each holder of our ordinary shares is entitled to one vote for each ordinary share that he or she holds as of the record date for the meeting. The holder of our deferred ordinary shares is not entitled to a vote. We may not exercise any voting rights in respect of any shares held as treasury shares. Any shares held by our subsidiaries will count as treasury shares for this purpose, and such subsidiaries cannot therefore exercise any voting rights in respect of those shares.	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.
Shareholder Vote on Certain Transactions
Pursuant to Irish law, shareholder approval in connection with a transaction involving the Company would be required under the following circumstances:
•
in connection with a scheme of arrangement, both a court order from the Irish High Court and the approval of a majority in number representing 75% in value of the shareholders present and voting in person or by proxy at a meeting called to approve such a scheme would be required;

•
in connection with an acquisition of the Company by way of a merger with an EU company under the European Union (Cross-Border Conversions, Mergers and Divisions) Regulations 2023, approval by a special resolution of the shareholders would be required; and

•
in connection with a merger with an Irish company under the Irish Companies Act, approval by a special resolution of shareholders would be required.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:
•
the approval of the board of directors; and

•
the approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of the corporation entitled to vote on the matter.

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Standard of Conduct for Directors
The directors of the Company have certain statutory and fiduciary duties as a matter of Irish law. All of the directors have equal and overall responsibility for the management of the Company (although directors who also serve as employees may have additional responsibilities and duties arising under their employment agreements (if applicable), and it is likely that more will be expected of them in compliance with their duties than non-executive directors). The Irish Companies Act provides specifically for certain fiduciary duties of the directors of Irish companies, including duties:
•
to act in good faith and in the best interests of the company;

•
to act honestly and responsibly in relation to the company’s affairs;

•
to act in accordance with the company’s constitution and to exercise powers only for lawful purposes;

•
not to misuse the company’s property, information and/or opportunity;

•
not to fetter their independent judgment;

•
to avoid conflicts of interest;

•
to exercise care, skill and diligence;

•
to have regard for the interests of the company’s shareholders; and

•
to have regard to the interests of its creditors where the relevant director believes, or has reasonable cause to believe, that the company is, or is likely to be, unable to pay its debts, or becomes aware of its insolvency.

Other statutory duties of directors include ensuring the maintenance of proper books of account, having annual accounts prepared, having an annual audit performed, maintaining certain registers, making certain filings and disclosing personal

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.
Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.
In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.

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interests. Directors of public limited companies such as Avadel will have a specific duty to ensure that the company secretary is a person with the skills or resources necessary to discharge his or her statutory duties. Directors may rely on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by (1) other directors, officers or employees of the company whom the director reasonably believes to be reliable and competent in the matters prepared or presented, (2) legal counsel, public accountants or other persons as to matters the director reasonably believes to be within their professional or expert competence, or (3) a committee of the board of which the director does not serve as to matters within its designated authority, which committee the director reasonably believed to merit confidence.
Shareholder Suits
In Ireland, the decision to institute proceedings is generally taken by a company’s board of directors, who will usually be empowered to manage the company’s business. In certain limited circumstances, a shareholder may be entitled to bring a derivative action on behalf of the company.
The central question at issue in deciding whether a minority shareholder may be permitted to bring a derivative action is whether, unless the action is brought, a wrong committed against the company would otherwise go un-redressed.
The principal case law in Ireland indicates that to bring a derivative action a person must first establish a prima facie case (i) that the company is entitled to the relief claimed and (ii) that the action falls within one of the five exceptions derived from case law, as follows: (1) where an ultra vires or illegal act is perpetrated; (2) where more than a bare majority is required to ratify the “wrong” complained of; (3) where the

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:
•
state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiffs shares thereafter devolved on the plaintiff by operation of law; and

•
allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

•
state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Ireland	Delaware

shareholders’ personal rights are infringed; (4) where a fraud has been perpetrated upon a minority by those in control; or (5) where the justice of the case requires a minority to be permitted to institute proceedings.
Shareholders may also bring proceedings against the company where the affairs of the company are being conducted, or the powers of the directors are being exercised, in a manner oppressive to the shareholders or in disregard of their interests. Oppression connotes conduct that is burdensome, harsh or wrong.
Conduct must relate to the internal management of the company. This is an Irish statutory remedy and the court can grant any order it sees fit, usually providing for the purchase or transfer of the shares of any shareholder.

DESCRIPTION OF DEBT SECURITIES
As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be under an Indenture entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement will describe the specific terms of any debt securities offered through that prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.
The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.
General
Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.
We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.
Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.
Prospectus Supplement
Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:
•
the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

•
any limit on the aggregate principal amount of debt securities of such series;

•
the percentage of the principal amount at which the debt securities of any series will be issued;

•
the ability to issue additional debt securities of the same series;

•
the purchase price for the debt securities and the denominations of the debt securities;

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the specific designation of the series of debt securities being offered;

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the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

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the basis for calculating interest if other than 360-day year or twelve 30-day months;

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the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

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the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

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whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

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the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

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the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

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the rate or rates of amortization of the debt securities;

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if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

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our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

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the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

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the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

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any restriction or condition on the transferability of the debt securities of a particular series;

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the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

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the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

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provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

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any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

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any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

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the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

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what subordination provisions will apply to the debt securities;

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the terms, if any, upon which the holders may convert or exchange the debt securities into or for our ordinary shares, preferred shares or other securities or property;

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whether we are issuing the debt securities in whole or in part in global form;

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any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

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the depositary for global or certificated debt securities, if any;

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any material U.S. federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in non-U.S. dollar currencies, or units based on or related to non-U.S. dollar currencies;

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any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

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the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

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to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

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if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

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the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

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if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

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any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.
Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special U.S. federal income tax considerations applicable to these discounted debt securities.
We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors.

The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.
Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our ordinary shares, our preferred shares or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our ordinary shares, our preferred shares or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the Indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the Indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.
Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the Indenture with respect to any series of debt securities that we may issue:
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if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

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if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

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if we fail to observe or perform any other covenant contained in the debt securities or the Indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

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if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of debt securities.
If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the Indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the Indentures, if an event of default under an Indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
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the direction so given by the holder is not in conflict with any law or the applicable Indenture; and

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subject to its duties under the Trust Indenture Act of 1939, or the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the Indentures or to appoint a receiver or trustee, or to seek other remedies if:
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the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

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the trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the Indentures.
Modification of Indenture; Waiver
Subject to the terms of the Indenture for any series of debt securities that we may issue, we and the trustee may change an Indenture without the consent of any holders with respect to the following specific matters:
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to fix any ambiguity, defect or inconsistency in the Indenture;

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to comply with the provisions described above under “Consolidation, Merger or Sale;”

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to comply with any requirements of the SEC in connection with the qualification of any Indenture under the Trust Indenture Act;

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to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the Indenture;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the Indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

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to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

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to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

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to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the Indenture; or

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to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the Indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the Indenture for any series of debt securities that we may issue or as otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
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extend the stated maturity of the series of debt securities;

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reduce the principal amount, reduce the rate of or extending the time of payment of interest, or reduce any premium payable upon the redemption or repurchase of any debt securities; or

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reduce the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge
Each Indenture will provide that, subject to the terms of the Indenture and any limitation otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
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register the transfer or exchange of debt securities of the series;

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replace stolen, lost or mutilated debt securities of the series;

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maintain paying agencies;

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hold monies for payment in trust;

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recover excess money held by the trustee;

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compensate and indemnify the trustee; and

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appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The Indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.
At the option of the holder, subject to the terms of the Indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the Indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. If we elect to redeem the debt securities of any series, we will not be required to:
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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

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register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an Indenture, undertakes to perform only those duties as are specifically set forth in the applicable Indenture. Upon an event of default under an Indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.
Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the Indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law
The Indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.
Ranking of Debt Securities
The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. The subordinated Indenture will not limit the amount of subordinated debt securities that we may issue. It also will not limit us from issuing any other secured or unsecured debt.
The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The senior Indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.
General
We may issue warrants for the purchase of ordinary shares, preferred shares and/or debt securities in one or more series. We may issue warrants independently or together with ordinary shares, preferred shares and/or debt securities, and the warrants may be attached to or separate from these securities.
We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
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the offering price and aggregate number of warrants offered;

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the currency for which the warrants may be purchased;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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in the case of warrants to purchase ordinary shares or preferred shares, the number of ordinary shares or preferred shares, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

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the terms of any rights to redeem or call the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the periods during which, and places at which, the warrants are exercisable;

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the manner of exercise;

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the dates on which the right to exercise the warrants will commence and expire;

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the manner in which the warrant agreement and warrants may be modified;

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U.S. federal income tax consequences of holding or exercising the warrants;

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the terms of the securities issuable upon exercise of the warrants; and

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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS
We may issue units comprised of ordinary shares, preferred shares, debt securities and/or warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.
Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any provisions of the governing unit agreement;

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the price or prices at which such units will be issued;

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the applicable U.S. federal income tax considerations relating to the units;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.
Issuance in Series
We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.
Unit Agreements
We will issue any units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.
The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:
Modification without Consent
We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:
•
to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

•
to correct or supplement any defective or inconsistent provision; or

•
to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.
Modification with Consent
We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:
•
impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•
reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:
•
If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•
If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.
In each case, the required approval must be given by written consent.
Unit Agreements Will Not Be Qualified Under Trust Indenture Act
No unit agreement will be qualified as an Indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.
Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default
The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.
The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.
Governing Law
The unit agreements and the units will be governed by Delaware law.

Form, Exchange and Transfer
We will issue each unit in global — i.e., book-entry — form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.
Each unit and all securities comprising the unit will be issued in the same form.
If we issue any units in registered, non-global form, the following will apply to them.
The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.
•
Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•
Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

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If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.
Payments and Notices
In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We may sell securities:
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through underwriters;

•
through dealers;

•
through agents;

•
directly to purchasers; or

•
through a combination of any of these methods or any other method permitted by law.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.
We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions:
•
at a fixed price, or prices, which may be changed from time to time;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
•
the name of the agent or any underwriters;

•
the public offering or purchase price;

•
any discounts and commissions to be allowed or paid to the agent or underwriters;

•
all other items constituting underwriting compensation;

•
any discounts and commissions to be allowed or paid to dealers; and

•
any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.
If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•
the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•
if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.
Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.

If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.
The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS
Certain legal matters with respect to United States law in connection with this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Certain legal matters with respect to Irish law in connection with this offering will be passed upon for us by Arthur Cox LLP, Dublin, Ireland. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The financial statements of Avadel Pharmaceuticals plc as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus, and the effectiveness of Avadel Pharmaceutical plc’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. For further information, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus or incorporated by reference concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed or incorporated by reference as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus or incorporated by reference relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains a web site (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC.
We are subject to the reporting and information requirements of the Exchange Act and, as a result, we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection on the web site of the SEC referred to above.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement and prior to the effectiveness of this registration statement, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus:
•
Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 3, 2025;

•
Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended March 31, 2025 and June 30, 2025, as filed with the SEC on May 7, 2025 and August 7, 2025, respectively;

•
Current Reports on Form 8-K filed with the SEC on January 8, 2025, March 7, 2025, May 6, 2025, May 13, 2025, June 5, 2025, June 27, 2025 and July 29, 2025; and

•
The description of our ordinary shares contained in our registration statement on Form 8-A filed with the SEC on April 15, 2024, including any amendments or reports filed for the purposes of updating this description.

Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.
We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Avadel Pharmaceuticals plc, Attention: Jerad G. Seurer, 16640 Chesterfield Grove Road, Suite 200, Chesterfield, Missouri 63005, telephone:(636) 449-1830.
You also may access these filings on our website at www.avadel.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

Ordinary Shares
Preferred Shares
Debt Securities
Warrants
Units

PROSPECTUS

August 7, 2025

PROSPECTUS SUPPLEMENT
Avadel Pharmaceuticals plc
Up to $100,000,000
Ordinary Shares
We have previously entered into an Open Market Sale AgreementSM, or the Sales Agreement, with Jefferies LLC, or Jefferies, dated May 8, 2024, relating to the sale of our ordinary shares, nominal value $0.01 per share, offered by this prospectus supplement and accompanying prospectus. In accordance with the terms of the Sales Agreement, pursuant to this prospectus supplement and the accompanying prospectus, we may offer and sell ordinary shares having an aggregate offering price of up to $100,000,000 from time to time through Jefferies, acting as our sales agent.
Our ordinary shares are listed on the Nasdaq Global Market under the symbol “AVDL.” On August 5, 2025, the last reported sale price of ordinary shares on the Nasdaq Global Market was $11.15 per share.
Sales of our ordinary shares, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Jefferies is not required to sell any specific number or U.S. dollar amount of securities, but will act as sales agent using commercially reasonable efforts, consistent with its normal trading and sales practices, on mutually agreed terms between us and Jefferies. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Jefferies will be entitled to compensation at a fixed commission rate of up to 3.0% of the gross sales price per ordinary share sold under the Sales Agreement. See “Plan of Distribution” beginning on page S-25 for additional information regarding the compensation to be paid to Jefferies. In connection with the sale of ordinary shares on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.
Investing in our ordinary shares involves a high degree of risk. Before making an investment decision, please read the information contained under “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference herein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
Jefferies
The date of this prospectus supplement is August 7, 2025.

We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is part of a shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC. Under the shelf registration process, we may sell our ordinary shares having an aggregate offering price of up to $100,000,000 from time to time under this prospectus supplement and the accompanying prospectus at prices and on terms to be determined by market conditions at the time of the offering.
If the information contained in this prospectus supplement differs or varies from the information contained in any document incorporated by reference herein that was filed with the SEC before the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a subsequently filed document deemed incorporated by reference in this prospectus supplement), the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus supplement. We have not, and Jefferies has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement or contained in any permitted free writing prospectuses we may authorize for use in connection with this offering. We and Jefferies take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide.
The information contained in this prospectus supplement and the documents incorporated by reference herein is accurate only as of their respective dates, regardless of the time of delivery of any such document or the time of any sale of our ordinary shares. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement in making your investment decision. Before purchasing our securities, you should read this prospectus supplement, as well as the documents incorporated by reference herein, the additional information described under the section titled “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and any free writing prospectus that we may authorize for use in connection with this offering, before investing in our ordinary shares.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus supplement are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. This prospectus supplement and the documents incorporated by reference herein also contain estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

We and Jefferies are offering to sell, and seeking offers to buy, our ordinary shares only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the offering of our ordinary shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our ordinary shares and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless the context otherwise indicates, references in this prospectus supplement to the “company,” “we,” “us” and “our” refer to Avadel Pharmaceuticals plc.
We own various trademark registrations and applications, and unregistered trademarks, including, but not limited to, AVADELTM, LUMRYZTM, RYZUPTM, REST-ONTM, RESTORETM and REVITALYZTM. This prospectus supplement contains trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus supplement may appear without the ® or ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.
This prospectus supplement does not constitute a prospectus for the purposes of the Prospectus Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 (as amended) on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market and the Irish regulations issued pursuant to the Prospectus Regulation and this prospectus supplement has not been approved by the Central Bank of Ireland, as competent authority under the Prospectus Regulation, or any equivalent authority in an European Economic Area member state. No offer of shares to the public is made, or will be made, that requires the publication of a prospectus pursuant to Irish or European prospectus law within the meaning of the above legislation.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about us and this offering and does not contain all of the information that you should consider before investing in our ordinary shares. Before investing in our ordinary shares you should carefully read the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the section titled “Risk Factors” and the financial statements and accompanying notes and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus.
Overview
We are a biopharmaceutical company. LUMRYZ is an extended-release formulation of sodium oxybate indicated to be taken once at bedtime for the treatment of cataplexy or excessive daytime sleepiness, or EDS, in patients seven years of age and older with narcolepsy.
As of the date of this prospectus supplement, LUMRYZ is the only commercial product in our portfolio. We continue to evaluate opportunities to expand our product portfolio.
LUMRYZ
LUMRYZ was approved by the FDA on May 1, 2023 for the treatment of cataplexy or EDS in adults with narcolepsy. The FDA also granted seven years of Orphan Drug Exclusivity, or ODE, to LUMRYZ for the treatment of cataplexy or EDS in adults with narcolepsy due to a finding of clinical superiority of LUMRYZ relative to currently marketed oxybate treatments. In particular, the FDA found that LUMRYZ makes a major contribution to patient care over currently marketed, twice-nightly oxybate treatments by providing a once-nightly dosing regimen that avoids nocturnal arousal to take a second dose. The ODE will continue until May 1, 2030. In June 2023, we announced the U.S. commercial launch of LUMRYZ for the treatment of cataplexy or EDS in adults living with narcolepsy. LUMRYZ was approved by the FDA for use in the treatment of cataplexy or EDS in the pediatric narcolepsy population seven years of age and older on October 16, 2024, and was granted ODE for this patient population through October 16, 2031.
The FDA has required implementation of a REMS to help ensure the benefits of the drug outweigh the risks of serious adverse outcomes resulting from inappropriate prescribing, misuse, abuse, and diversion of the same. Under the LUMRYZ REMS, healthcare providers who prescribe the drug must be specially certified, pharmacies that dispense the drug must be specially certified, and the drug must be dispensed only to patients who have enrolled in the LUMRYZ REMS and completed all REMS requirements, including documentation of safe use conditions.
Numerous LUMRYZ-related U.S. patents have been issued having expiration dates spanning from mid-2037 to early-2042, and there are additional patent applications currently in development and/or pending at the U.S. Patent and Trademark Office, or the USPTO, as well as foreign patent offices. We currently have 30 U.S. patents listed for LUMRYZ in FDA’s Orange Book.
We believe LUMRYZ has the potential to demonstrate improved dosing compliance, safety, and patient satisfaction over other treatment options for cataplexy or EDS in patients seven years of age and older with narcolepsy.
Avadel has initiated a pivotal trial in IH, REVITALYZ, which is a double-blind, placebo-controlled, randomized withdrawal, multicenter Phase 3 study designed to evaluate the efficacy and safety of LUMRYZ, in treating IH. We expect to enroll approximately 150 adults in the study who are diagnosed with IH. On July 31, 2024, we announced that the first patient was dosed in this study. We expect to complete enrollment by the end of 2025 and to report data and to submit a supplemental New Drug Application in 2026.
The primary objective of REVITALYZ is to demonstrate reduction in daytime sleepiness as measured by the primary endpoint, change in total score of the Epworth Sleepiness Scale at week 14. Secondary endpoints will evaluate the effect of LUMRYZ on additional efficacy parameters including patient and clinician global impression of change, IH severity, and a measure of the functional outcomes of sleep.
LUMRYZ was granted Orphan Drug Designation, or ODD, from the FDA for the treatment of IH on June 5, 2025. Specifically, ODD was granted based on the plausible hypothesis that LUMRYZ may be clinically superior to the same drug(s) already approved for the same indication, because LUMRYZ may provide a major contribution to patient care due to its once-nightly dosing for patients with IH, a chronic sleep disorder that requires potentially lifelong treatment.
Corporate Information
We are an Irish public limited company. Our registered address is at 10 Earlsfort Terrace, Dublin 2, Ireland and our phone number is +353-1-901-5201. Our website is www.avadel.com. We do not incorporate the information on or accessible through our website into this prospectus supplement.

THE OFFERING
Ordinary shares offered by us:
Ordinary shares having an aggregate offering price of up to $100,000,000.
Ordinary shares to be outstanding after this offering:
Up to 106,066,248 ordinary shares, assuming sales of 8,968,609 ordinary shares in this offering at an offering price of $11.15 per ordinary share, which was the last reported sale price of our ordinary shares on the Nasdaq Global Market on August 5, 2025. The actual number of our ordinary shares issued will vary depending on the sales prices under this offering.
Plan of Distribution:
“At the market offering” that may be made from time to time on the Nasdaq Global Market or other existing trading market for our ordinary shares through our sales agent, Jefferies and such other sales as agreed upon by us and Jefferies. See “Plan of Distribution” on page S-25 of this prospectus supplement.
Use of Proceeds:
Our management will retain broad discretion regarding the allocation and use of the net proceeds. We currently intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and marketable securities, for general corporate purposes which may include: ongoing commercialization activities for LUMRYZ; business development activities; research and development and clinical development to support the advancement of additional product candidates and the expansion of our product candidate pipeline and working capital and other capital expenditures. See “Use of Proceeds” beginning on page S-12 of this prospectus supplement.
Risk Factors:
Investing in our ordinary shares involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and under similar headings in the documents incorporated by reference herein for a discussion of the factors you should carefully consider before deciding to invest in our ordinary shares.
Nasdaq Global Market
symbol:
“AVDL”
All information in this prospectus supplement related to the number of our ordinary shares to be outstanding immediately after this offering is based on 96,777,285 shares of our ordinary shares outstanding as of June 30, 2025. The number of ordinary shares outstanding as of June 30, 2025 excludes:
•
12,811,708 ordinary shares issuable upon the exercise of share options outstanding as of June 30, 2025, at a weighted average exercise price of $8.50 per ordinary share;

•
378,888 ordinary shares issuable upon the vesting of restricted shares outstanding as of June 30, 2025;

•
3,099,904 ordinary shares reserved for future issuance under our 2020 Omnibus Incentive Compensation Plan as of June 30, 2025;

•
90,105 ordinary shares reserved for future issuance under our 2017 Omnibus Incentive Compensation Plan as of June 30, 2025;

•
575,154 ordinary shares reserved for future issuance under our 2017 Avadel Employee Share Purchase Plan as of June 30, 2025; and

•
447,775 ordinary shares reserved for future issuance under our 2021 Inducement Plan as of June 30, 2025.

Unless otherwise stated, all information contained in this prospectus supplement assumes no exercise of share options after June 30, 2025 and reflects an assumed public offering price of $11.15, which was the last reported sale price of our ordinary shares on the Nasdaq Global Market on August 5, 2025.

RISK FACTORS
Investing in our ordinary shares involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below, together with the risks set forth under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Report on Forms 8-K, as well as any amendments thereto reflected in subsequent filings with the SEC, each of which are incorporated by reference in this prospectus supplement, the accompanying prospectus and all of the other information in this prospectus supplement, including our financial statements and related notes incorporated by reference herein. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our ordinary shares could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we currently believe to be immaterial may also materially harm our business, financial condition, results of operations and prospects and could result in a complete loss of your investment.
Risks Related to This Offering and Our Securities
The price of our ordinary shares has been volatile and may continue to be volatile.
The trading price of our ordinary shares has been, and is likely to continue to be, highly volatile. The market value of an investment in our ordinary shares may fall sharply at any time due to this volatility. The market price for our ordinary shares has varied between a low closing price of $6.59 on April 8, 2025 and a high closing price of $16.63 on August 6, 2024 in the 12-month period ending on August 5, 2025. The market prices for securities of biotechnology and pharmaceutical companies historically have been highly volatile. Factors that could adversely affect the ordinary share price include, among others:
•
fluctuations in our operating results;

•
regulatory decisions related to LUMRYZ or future product candidates;

•
announcements of technological partnerships, innovations or new products by us or our competitors;

•
actions with respect to the acquisition of new or complementary businesses;

•
governmental regulations;

•
developments in patent or other proprietary rights owned by us or others;

•
the results of pre-clinical testing and clinical studies or trials by us or our competitors;

•
adverse events related to LUMRYZ or future product candidates;

•
lack of efficacy of our product candidate or future product candidates;

•
litigation;

•
the perception by the market of specialty pharma, biotechnology, and pharmaceutical companies generally;

•
general market conditions, including the impact of the current financial environment and inflation; and

•
the dilutive impact of any new equity or convertible debt securities we may issue or have issued.

We have broad discretion in the use of the net proceeds from this offering and our existing cash and marketable securities and may not use them effectively.
Our management has broad discretion in the use of the net proceeds from this offering and may not apply such proceeds in ways that ultimately increases the value of any investment in our securities. We currently intend to use the net proceeds from this offering for general corporate purposes, including for any of the purposes described in the section entitled “Use of Proceeds”. As in the past we expect to invest our excess cash in available-for-sale marketable securities, including corporate bonds, U.S. government securities, other fixed income securities and equities; and these investments may not yield a favorable return. If we do not invest or apply our net proceeds effectively, our financial position and the price of our ordinary shares may decline.
If you purchase our ordinary shares in this offering, you will incur immediate and substantial dilution in the net tangible book value of your shares.
The offering price per ordinary share in this offering may exceed the net tangible book value per ordinary share prior to this offering. The shares sold in this offering, if any, will be sold from time to time at various prices. After giving effect to the sale of our ordinary shares in the maximum aggregate offering amount of $100,000,000 at an assumed offering price of $11.15 per ordinary share, the last reported sale price of our ordinary shares on The Nasdaq Global Market on August 5, 2025, and after deducting estimated offering commissions and estimated fees payable by us, our net tangible book value as of June 30, 2025 would have been $170.9 million, or $1.62 per ordinary share. This represents an immediate increase in the net tangible book value of $0.86 per ordinary share to our existing shareholders and an immediate and substantial dilution in net tangible book value of $9.53 per ordinary share to new investors who purchase our ordinary shares in the offering. See “Dilution” for a more detailed discussion of the dilution you may incur in connection with this offering.
This dilution is due to the substantially lower price paid by some of our investors who purchased our ordinary shares prior to this offering as compared to the price to be offered to the public in this offering and the exercise of share options granted to our employees, directors and consultants. In addition, we have a significant number of share options outstanding. The exercise of any of these outstanding options would result in further dilution. As a result of the dilution to investors purchasing our ordinary shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation Further, because we expect we will need to raise additional capital to fund our future activities, we may in the future sell substantial amounts of our ordinary shares or securities convertible into or exchangeable for our ordinary shares.
Future issuances of our ordinary shares or ordinary shares-related securities, together with the exercise of outstanding share options, if any, may result in further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section titled “Dilution.”
Sales of a substantial number of shares of our ordinary shares in the public market could cause our share price to fall.
Sales of a substantial number of our ordinary shares in the public market or the perception that these sales might occur could depress the market price of our ordinary shares and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our ordinary shares. As of June 30, 2025, we had outstanding 96,777,285 ordinary shares, options to purchase 12,811,708 ordinary shares, with an average exercise price of $8.50, and unsettled restricted shares and performance shares relating to 378,888 ordinary shares. The sale or the availability for sale of a large number of our ordinary shares in the public market could cause the price of our ordinary shares to decline.
We could be subject to securities class action litigation.
In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for us because biotechnology and pharmaceutical companies have experienced significant stock price volatility in recent years. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.
Irish law differs from the laws in effect in the U.S. and might afford less protection to the holders of our ordinary shares and any actual or potential takeover offer for the Company will be subject to Irish Takeover Rules.
Holders of our ordinary shares could have more difficulty protecting their interests than would the shareholders of a corporation incorporated in a jurisdiction of the U.S. As an Irish-incorporated company, we are governed by Irish law, including the Irish Companies Act 2014 and the Irish Takeover Rules, which differs in some significant, and possibly material, respects from provisions set forth in various U.S. state laws applicable to U.S. corporations and their shareholders, including provisions relating to interested directors, mergers and acquisitions, takeovers, shareholder lawsuits and indemnification of directors. The duties of directors and officers of an Irish company are generally owed to the company only. Therefore, under Irish law shareholders of Irish companies do not generally have a right to commence a legal action against directors or officers and may only do so in limited circumstances. Directors of an Irish company must act with due care and skill, honestly and in good faith with a view to the best interests of the company. Directors must not put themselves in a position in which their duties to the company and their personal interests conflict and must disclose any personal interest in any contract or arrangement with the company or any of our subsidiaries. A director or officer can be held personally liable to the company in respect of a breach of duty to the company.
It may not be possible to enforce court judgments obtained in the U.S. against us in Ireland based on the civil liability provisions of U.S. federal or state securities laws. In addition, there is some uncertainty as to whether the courts of Ireland would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers based on the civil liabilities provisions of U.S. federal or state securities laws or hear actions against us or those persons based on those laws. We have been advised that the U.S. currently does not have a treaty with Ireland providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Ireland.
In addition, any actual or potential takeover offer for our company will be subject to the Irish Takeover Rules. Under the Irish Takeover Rules, during the course of an offer or at any earlier time during which our Board has reason to believe that an offer for our company may be imminent, the Board will not be permitted to take any action, other than seeking alternative offers, which might frustrate the making of an offer for our ordinary shares unless we obtain approval from our shareholders or from the Irish Takeover Panel for such action. Potentially frustrating actions that are prohibited during the course of an offer, or at any earlier time during which our Board has reason to believe an offer is or may be imminent, include (i) the issuance of shares, options or convertible securities or the redemption or purchase of own shares, (ii) material acquisitions or disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer. Accordingly, if these restrictions become applicable to us, we may be unable to take, or may be delayed in taking, certain actions, in connection with a financing, commercial or strategic transaction or otherwise, that we believe are in the best interest of the Company.
Judgments of U.S. courts, including those predicated on the civil liability provisions of the federal securities laws of the U.S., may not be enforceable in Irish courts.
An investor in the U.S. may find it difficult to:
•
effect service of process within the U.S. against us and our non-U.S. resident directors and officers;

•
enforce U.S. court judgments based upon the civil liability provisions of the U.S. federal securities laws against us and our non-U.S. resident directors and officers in Ireland; or

•
bring an original action in an Irish court to enforce liabilities based upon the U.S. federal securities laws against us and our non-U.S. resident directors and officers.

A transfer of our ordinary shares may be subject to Irish stamp duty.
Transfers of our ordinary shares could be subject to Irish stamp duty (currently at the rate of 1% of the higher of the price paid or the market value of the shares acquired) unless effected by way of a transfer of a book-entry interest through DTC. Payment of Irish stamp duty is generally a legal obligation of the transferee. The potential for stamp duty to arise on transfers of our ordinary shares could adversely affect the price of our ordinary shares.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
This prospectus supplement, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions, risks and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement, and in particular those factors referenced in the section “Risk Factors.”
This prospectus supplement contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:
•
Our ability to successfully commercialize LUMRYZ in the U.S. for the treatment of cataplexy or excessive daytime sleepiness, or EDS, in patients seven years of age and older with narcolepsy;

•
Our plans with respect to our commercial infrastructure and marketing, market access and commercial activities;

•
Our ability to maintain and receive additional regulatory approvals for LUMRYZ in any other jurisdictions outside the U.S., and any related restrictions, limitations, and/or warnings in the label of LUMRYZ;

•
Our expectations regarding the rate and degree of market acceptance for LUMRYZ;

•
Our ability to enter into strategic partnerships for the commercialization, manufacturing and distribution of LUMRYZ in the U.S.;

•
Our reliance on a single product, LUMRYZ;

•
Our expectations regarding timing of and our ability to execute the pivotal REVITALYZ trial of LUMRYZ in idiopathic hypersomnia, or IH;

•
Our ability to seek, maintain and receive additional U.S. regulatory approvals as well as commercialize LUMRYZ for indications beyond narcolepsy;

•
Our dependence on a limited number of suppliers for the manufacturing of LUMRYZ and certain raw materials used in LUMRYZ and any failure of such suppliers to produce LUMRYZ or deliver sufficient quantities of such raw materials, which could have a material adverse effect on our business, including commercialization of LUMRYZ in the U.S.;

•
Our ability to finance our operations on acceptable terms, either through the raising of capital including the incurrence of convertible or other indebtedness, issuance of equity or royalty-based financings, or through strategic financing or commercialization partnerships;

•
Our expectations regarding the pricing and reimbursement and the extent to which patient financial assistance programs are utilized for LUMRYZ;

•
Our expectations about the potential market size and market participation for LUMRYZ;

•
Our expectations regarding the continued profitability of LUMRYZ;

•
Our expectations regarding litigation related to LUMRYZ;

•
Our expectations regarding our cash runway to support the commercialization of LUMRYZ in the U.S.;

•
The potential impacts of tariffs, inflation and rising interest rates on our business and future operating results;

•
Our ability to hire and retain key members of our leadership team and other personnel;

•
The potential impacts due to global political instability and conflicts, such as terrorism, civil unrest, war and natural disasters in foreign countries on our business, financial condition and results of operations; and

•
Competition existing today or that may arise in the future.

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties and other factors more fully discussed in the “Risk Factors” section in this prospectus supplement, the section of any accompanying prospectus entitled “Risk Factors” and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC which are incorporated by reference herein. Given these uncertainties, readers should not place undue reliance on our forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake to update any forward-looking statements after the date of this prospectus supplement or the respective dates of documents incorporated by reference herein or therein that include forward-looking statements.
Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus supplement, even if new information becomes available in the future.

USE OF PROCEEDS
We may issue and sell our ordinary shares having aggregate sales proceeds of up to $100,000,000 from time to time under this prospectus supplement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize our Sales Agreement with Jefferies as a source of financing.
We intend to use the net proceeds, together with our existing cash, cash equivalents and marketable securities, from the sale of any securities offered under this prospectus supplement for general corporate purposes including ongoing commercialization activities for LUMRYZ; business development activities; research and development and clinical development to support the advancement of additional product candidates and the expansion of our product candidate pipeline; working capital and other capital expenditures.
The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the actual net proceeds from this offering (which will depend on the market price of our ordinary shares during the sales period, any limits we may set with Jefferies in any applicable placement notice and the demand for our ordinary shares), the progress of our ongoing commercialization activities for LUMRYZ, the status of and results from clinical trials and collaborations that we may enter into with third parties for our future product candidates and any unforeseen cash needs, including the factors described under “Risk Factors” in this prospectus supplement and the accompanying base prospectus and in the documents incorporated by reference herein. We may find it necessary or advisable to use the net proceeds from this offering for other purposes. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.
We may temporarily invest the net proceeds of this offering in a variety of capital preservation instruments, including investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose.

DIVIDEND POLICY
We have never declared or paid cash dividends, and we do not intend to pay cash dividends to our shareholders in the foreseeable future. We intend to retain all of our future earnings, if any, to finance the growth and development of our business.

DILUTION
If you invest in our ordinary shares in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per ordinary share in this offering and the as adjusted net tangible book value per ordinary share immediately after this offering. The net tangible book value of our ordinary shares as of June 30, 2025 was approximately $73.9 million, or approximately $0.76 per ordinary share based upon 96,777,285 ordinary shares outstanding. Net tangible book value per ordinary share is equal to our total tangible assets, less our total liabilities, divided by the total number of ordinary shares outstanding as of June 30, 2025.
Net tangible book value dilution per ordinary share to investors participating in this offering represents the difference between the amount per ordinary share paid by purchasers of ordinary shares in this offering and the as adjusted net tangible book value per ordinary share immediately after this offering. After giving effect to the sale of 8,968,609 ordinary shares in this offering at an assumed public offering price of $11.15 per ordinary share, the last reported sale price of our ordinary shares on the Nasdaq Global Market on August 5, 2025, and after deducting sales commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2025 would have been approximately $170.9 million, or approximately $1.62 per ordinary share. This represents an immediate increase in as adjusted net tangible book value of $0.86 per ordinary share to our existing shareholders and an immediate dilution in net tangible book value of $9.53 per ordinary share to investors participating in this offering at the assumed public offering price.
Dilution per ordinary share to new investors is determined by subtracting as adjusted net tangible book value per ordinary share after this offering from the assumed public offering price per ordinary share paid by new investors. The following table illustrates this per ordinary share dilution to new investors:
Assumed public offering price per ordinary share		$11.15
Historical net tangible book value per ordinary share as of June 30, 2025	$0.76
Increase in net tangible book value per ordinary share attributable to the offering	$0.86
As adjusted net tangible book value per ordinary share after giving effect to this offering		$1.62
Dilution in net tangible book value per ordinary shares to investors participating in this offering		$9.53
The table above assumes for illustrative purposes that an aggregate of $100,000,000 of ordinary shares are sold at a price of $11.15 per ordinary share, the last reported sale price of our ordinary shares on the Nasdaq Global Market on August 5, 2025. The ordinary shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per ordinary share in the price at which our ordinary shares are sold from the assumed offering price of $11.15 per ordinary share shown in the table above, assuming all of ordinary shares in the aggregate amount of $100,000,000 is sold at that price, would increase our as adjusted net tangible book value per ordinary share after the offering to $1.63 per ordinary share and would increase the dilution in net tangible book value per ordinary share to investors participating in this offering to $10.52 per ordinary share, after deducting sales commissions and estimated offering expenses payable by us. A decrease of $1.00 per ordinary share in the price at which the ordinary shares are sold from the assumed offering price of $11.15 per ordinary share shown in the table above, assuming all of our ordinary shares in the aggregate amount of $100,000,000 is sold at that price, would decrease our as adjusted net tangible book value per ordinary share (which may be in the form of ordinary shares) after the offering to $1.60 per ordinary share and would decrease the dilution in net tangible book value per ordinary share to investors participating in this offering to $8.55 per ordinary share, after deducting sales commissions and estimated offering expenses payable by us.
The information discussed above is illustrative only and will adjust based on the actual price at which our ordinary shares are sold.
The table and discussion above are based on 96,777,285 ordinary shares outstanding as of June 30, 2025 and excludes:
•
12,811,708 ordinary shares issuable upon the exercise of share options outstanding as of June 30, 2025, at a weighted average exercise price of $8.50 per ordinary share;

•
378,888 ordinary shares issuable upon the vesting of restricted shares outstanding as of June 30, 2025;

•
3,099,904 ordinary shares reserved for future issuance under our 2020 Omnibus Incentive Compensation Plan as of June 30, 2025;

•
90,105 ordinary shares reserved for future issuance under our 2017 Omnibus Incentive Compensation Plan as of June 30, 2025;

•
575,154 ordinary shares reserved for future issuance under our 2017 Avadel Employee Share Purchase Plan as of June 30, 2025; and

•
447,775 ordinary shares reserved for future issuance under our 2021 Inducement Plan as June 30, 2025.

To the extent that any options are exercised, new options are issued under our 2020 Omnibus Incentive Compensation Plan, 2017 Omnibus Incentive Compensation Plan, 2017 Avadel Employee Share Purchase Plan or 2021 Inducement Plan, or we otherwise sell additional ordinary shares in the future (including ordinary shares issued in connection with acquisitions), there will be further dilution to new investors.
In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS
The following is a description of the material U.S. federal income tax consequences to “U.S. Holders”, as defined below, of owning and disposing of our ordinary shares. It is not a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to acquire securities. This discussion applies only to a U.S. Holder that is an initial purchaser of the ordinary shares pursuant to this offering and that holds our ordinary shares as a capital asset for tax purposes (generally, property held for investment). In addition, it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including state and local tax consequences, estate tax consequences, alternative minimum tax consequences, the potential application of the Medicare contribution tax, and tax consequences applicable to U.S. Holders subject to special rules, such as:
•
banks, insurance companies, and certain other financial institutions;

•
U.S. expatriates and certain former citizens or long-term residents of the United States;

•
dealers or traders in securities who use a mark-to-market method of tax accounting;

•
persons holding our ordinary shares as part of a hedging transaction, “straddle,” wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to our ordinary shares;

•
persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. Dollar;

•
brokers, dealers or traders in securities, commodities or currencies;

•
tax-exempt entities or government organizations;

•
S corporations, partnerships, or other entities or arrangements classified as partnerships for U.S. federal income tax purposes;

•
regulated investment companies or real estate investment trusts;

•
persons who acquired ordinary shares pursuant to the exercise of any employee stock option or otherwise as compensation;

•
persons holding our ordinary shares in connection with a trade or business, permanent establishment, or fixed base outside the United States; and

•
persons owning (directly, indirectly or through attribution) 10% or more, by voting power or value, of our outstanding ordinary shares.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds our ordinary shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our ordinary shares and partners in such partnerships are encouraged to consult their tax advisers as to the particular U.S. federal income tax consequences of holding and disposing of our ordinary shares.
The discussion is based on the Internal Revenue Code, as amended, or the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury Regulations, and the income tax treaty between Ireland and the United States, all as of the date hereof, all of which are subject to differing interpretations and/or change, which may affect the tax consequences described herein — possibly with retroactive effect.
A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of our ordinary shares and is:
(i)
An individual who is a citizen or individual resident of the United States;

(ii)
a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

(iii)
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

(iv)
a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) the trust has a valid election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

PERSONS CONSIDERING AN INVESTMENT IN OUR ORDINARY SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO THEM RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE ORDINARY SHARES, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE AND LOCAL TAX LAWS.
PFIC Rules
If we are classified as a PFIC in any taxable year, a U.S. Holder will be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. Holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.
A non-U.S. corporation will be classified as a PFIC for any taxable year in which, after applying certain look-through rules, either:
•
at least 75% of its gross income is passive income (such as interest income); or

•
at least 50% of its gross assets (determined on the basis of a quarterly average) is attributable to assets that produce passive income or are held for the production of passive income.

We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation, the equity of which we own, directly or indirectly, 25% or more (by value).
We believe that we were not a PFIC for the taxable years ending December 31, 2024 and 2023 and, based on the expected value of our assets, including any goodwill, and the expected nature and composition of our income and assets, we do not anticipate that we will be a PFIC for our current taxable year. To determine whether we are a PFIC for any taxable year, a separate determination must be made after the close of that taxable year. As a result, our PFIC status may change from year to year, and we may be classified as a PFIC currently or in the future. The total value of our assets for purposes of the asset test generally will be calculated using the market price of the ordinary shares, which may fluctuate considerably. Fluctuations in the market price of the ordinary shares may result in our being a PFIC for any taxable year. Because of the uncertainties involved in determining our PFIC status for any taxable year, there can be no assurance regarding whether we currently are treated as a PFIC, or may be treated as a PFIC in the future.
If we are classified as a PFIC in any year with respect to which a U.S. Holder owns the ordinary shares, we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns the ordinary shares, regardless of whether we continue to meet the tests described above unless (i) we cease to be a PFIC and the U.S. Holder has made a “deemed sale” election under the PFIC rules, or (ii) the U.S. Holder makes a Qualified Electing Fund Election, or QEF Election, with respect to all taxable years during such U.S. Holder’s holding period in which we are a PFIC. If the “deemed sale” election is made, a U.S. Holder will be deemed to have sold the ordinary shares the U.S. Holder holds at their fair market value and any gain from such deemed sale would be subject to the rules described below. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the U.S. Holder’s ordinary shares with respect to which such election was made will not be treated as shares in a PFIC and the U.S. Holder will not be subject to the rules described below with respect to any “excess distribution” the U.S. Holder receives from us or any gain from an actual sale or other disposition of the ordinary shares. U.S. Holders should consult their tax advisors as to the possibility and consequences of making a deemed sale election if we cease to be a PFIC and such election becomes available.
For each taxable year we are treated as a PFIC with respect to U.S. Holders, U.S. Holders will be subject to special tax rules with respect to any “excess distribution” such U.S. Holder receives and any gain such U.S. Holder recognizes from a sale or other disposition (including, under certain circumstances, a pledge)

of our ordinary shares, unless (i) such U.S. Holder makes a QEF Election or (ii) our ordinary shares constitute “marketable” securities, and such U.S. Holder makes a mark-to-market election as discussed below. Distributions a U.S. Holder receives in a taxable year that are greater than 125% of the average annual distributions a U.S. Holder received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the ordinary shares will be treated as an excess distribution. Under these special tax rules:
•
the excess distribution or gain will be allocated ratably over a U.S. Holder’s holding period for the ordinary shares;

•
the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we became a PFIC, will be treated as ordinary income; and

•
the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ordinary shares cannot be treated as capital, even if a U.S. Holder holds the ordinary shares as capital assets.
If we determine that we are a PFIC for any taxable year, we currently expect that we would provide the information necessary for U.S. Holders to make a QEF Election. In addition, if we are a PFIC, a U.S. Holder will generally be subject to similar rules with respect to distributions we receive from, and our dispositions of the stock of, any of our direct or indirect subsidiaries that also are PFICs, as if such distributions were indirectly received by, and/or dispositions were indirectly carried out by, such U.S. Holder. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to our subsidiaries.
U.S. Holders can avoid the interest charge on excess distributions or gain relating to the ordinary shares by making a mark-to-market election with respect to the ordinary shares, provided that the ordinary shares are “marketable.” Ordinary shares will be marketable if they are “regularly traded” on certain U.S. stock exchanges or on a foreign stock exchange that meets certain conditions. For these purposes, the ordinary shares will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. Our ordinary shares are currently listed on the Nasdaq Global Market, which is a qualified exchange for these purposes. Consequently, if our ordinary shares remain listed on the Nasdaq Global Market and are regularly traded, and you are a holder of our ordinary shares, we expect the mark-to-market election would be available to U.S. Holders if we are a PFIC. Each U.S. Holder should consult its tax advisor as to whether a mark-to-market election is available or advisable with respect to the ordinary shares.
A U.S. Holder that makes a mark-to-market election must include in ordinary income for each year an amount equal to the excess, if any, of the fair market value of the ordinary shares at the close of the taxable year over the U.S. Holder’s adjusted tax basis in the ordinary shares. An electing holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted basis in the ordinary shares over the fair market value of the ordinary shares at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains for prior years. Gains from an actual sale or other disposition of the ordinary shares will be treated as ordinary income, and any losses incurred on a sale or other disposition of the shares will be treated as an ordinary loss to the extent of any net mark-to-market gains for prior years. Once made, the election cannot be revoked without the consent of the Internal Revenue Service, or the IRS, unless the ordinary shares cease to be marketable.
However, a mark-to-market election generally cannot be made for equity interests in any lower-tier PFICs that we own, unless shares of such lower-tier PFIC are themselves “marketable.” As a result, even if a U.S. Holder validly makes a mark-to-market election with respect to our ordinary shares, the U.S. Holder may continue to be subject to the PFIC rules (described above) with respect to its indirect interest in any of our investments that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. We have not made any determinations as to whether our subsidiaries or other investments are treated as lower-tier PFICs. U.S. Holders should consult their tax advisors to determine whether any of these elections would be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.
A QEF Election is effective for the taxable year for which the election is made and all subsequent taxable years and may not be revoked without the consent of the IRS. If a U.S. Holder makes a timely QEF Election with respect to its direct or indirect interest in a PFIC, the U.S. Holder will be required to include in income each year its allocable portion of the ordinary earnings and net capital gains of the PFIC as QEF income inclusions, even if amount is not distributed to the U.S. Holder. Thus, the U.S. Holder may be required to report taxable income as a result of QEF income inclusions without corresponding receipts of cash. Ordinary share holders that are U.S. Holders subject to U.S. federal income tax should not expect that they will receive cash distributions from the company sufficient to cover their respective U.S. tax liability with respect to such QEF income inclusions.
The timely QEF Election also allows the electing U.S. Holder to: (i) generally treat any gain recognized on the disposition of its shares of the PFIC as capital gain; (ii) treat its share of the PFIC’s net capital gain, if any, as long-term capital gain instead of ordinary income; and (iii) either avoid interest charges resulting from PFIC status altogether, or make an annual election, subject to certain limitations, to defer payment of current taxes on its share of PFIC’s annual realized net capital gain and ordinary earnings subject, however, to an interest charge on the deferred tax computed by using the statutory rate of interest applicable to an extension of time for payment of tax. In addition, net losses (if any) of a PFIC will not pass through to its shareholders and may not be carried back or forward in computing such PFIC’s ordinary earnings and net capital gain in other taxable years. Consequently, a U.S. Holder of PFIC stock may over time be taxed on amounts that as an economic matter exceed its net profits.
A U.S. Holder’s tax basis in its ordinary shares will be increased to reflect QEF income inclusions and will be decreased to reflect distributions of amounts previously included in income as QEF income inclusions. No portion of the QEF income inclusions attributable to ordinary income will be treated as qualified dividend income. Amounts included as QEF income inclusions with respect to direct and indirect investments generally will not be taxed again when distributed. You should consult your tax advisors as to the manner in which QEF income inclusions affect your allocable share of the company’s income and your basis in your ordinary shares.
Unless otherwise provided by the U.S. Treasury, each U.S. shareholder of a PFIC is required to file an annual report containing such information as the U.S. Treasury may require. A U.S. Holder’s failure to file the annual report will cause the statute of limitations for such U.S. Holder’s U.S. federal income tax return to remain open with regard to the items required to be included in such report until three years after the U.S. Holder files the annual report, and, unless such failure is due to reasonable cause and not willful neglect, the statute of limitations for the U.S. Holder’s entire U.S. federal income tax return will remain open during such period. U.S. Holders should consult their tax advisors regarding the requirements of filing such information returns under these rules.
WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE IMPACT OF OUR PFIC STATUS ON YOUR INVESTMENT IN OUR ORDINARY SHARES AS WELL AS THE APPLICATION OF THE PFIC RULES TO YOUR INVESTMENT IN OUR ORDINARY SHARES.
Taxation of Distributions
Subject to the discussion above under “PFIC Rules,” distributions paid on our ordinary shares, other than certain pro rata distributions of our ordinary shares, will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), and such amounts shall include the amount of any Irish taxes withheld on such dividends. Because we may not calculate our earnings and profits under U.S. federal income tax principles, we expect that distributions (including any Irish taxes withheld thereon) generally will be reported to U.S. Holders as dividends. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be taxable at preferential rates applicable to “qualified dividend income” if we are a “qualified foreign corporation” and certain other requirements are met. We will be treated as a “qualified foreign corporation” if our ordinary shares are readily tradable on an established securities market in the United States and we were not classified as a PFIC for the taxable year in which a dividend is paid or the preceding taxable year. Our ordinary shares will generally be considered to be readily tradable on an established securities market in the United States if they are listed on Nasdaq Global Market, as we intend them to be. The amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code.
Dividends will generally be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. The amount of any dividend income paid in foreign currency will be the U.S. Dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. Dollars. If the dividend is converted into U.S. Dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. Dollars after the date of receipt. Such gain or loss would generally be treated as U.S.-source ordinary income or loss. The amount of any distribution of property other than cash (and other than certain pro rata distributions of our ordinary shares or rights to acquire our ordinary shares) will be the fair market value of such property on the date of distribution.
For foreign tax credit limitation purposes, our dividends will generally be treated as passive category income. Subject to applicable limitations, some of which vary depending upon a U.S. Holder’s particular circumstances, Irish income taxes withheld from dividends on the ordinary shares at a rate not exceeding the rate provided by the income tax treaty between Ireland and the United States may be creditable against a U.S. Holder’s U.S. federal income tax liability. In lieu of claiming a foreign tax credit, U.S. Holders may be able to elect to deduct foreign taxes, including any Irish income tax withheld from dividends on our ordinary shares. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued by a taxpayer in a taxable year. The rules governing foreign tax credits are complex and U.S. Holders should consult their tax advisors regarding the effect of the receipt of dividends for foreign tax credit limitation purposes.
Sale or Other Taxable Disposition of Our Ordinary Shares
Subject to the discussion above under “PFIC Rules,” gain or loss realized on the sale or other taxable disposition of ordinary shares will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the ordinary shares for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the ordinary shares disposed of and the amount realized on the disposition, in each case as determined in U.S. Dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.
If the consideration received by a U.S. Holder is not paid in U.S. Dollars, the amount realized will be the U.S. Dollar value of the payment received determined by reference to the spot rate of exchange on the date of the sale or other disposition. However, if the ordinary shares are treated as traded on an “established securities market” and you are either a cash basis taxpayer or an accrual basis taxpayer that has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the IRS), you will determine the U.S. Dollar value of the amount realized in a non-U.S. Dollar currency by translating the amount received at the spot rate of exchange on the settlement date of the sale. If you are an accrual basis taxpayer that is not eligible to or does not elect to determine the amount realized using the spot rate on the settlement date, you will recognize foreign currency gain or loss to the extent of any difference between the U.S. Dollar amount realized on the date of sale or disposition and the U.S. Dollar value of the currency received at the spot rate on the settlement date.
Information Reporting and Backup Withholding
Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding on a duly executed Form W-9 or otherwise establishes an exemption.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
Information with Respect to Foreign Financial Assets
Certain U.S. Holders who are individuals (and, under regulations, certain entities) may be required to report information relating to the ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain U.S. financial institutions), by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. Such U.S. Holders who fail to timely furnish the required information may be subject to a penalty. Additionally, if a U.S. Holder does not file the required information, the statute of limitations with respect to tax returns of the U.S. Holder to which the information relates may not close until three years after such information is filed. U.S. Holders should consult their tax advisors regarding their reporting obligations with respect to their ownership and disposition of the ordinary shares.

MATERIAL IRISH TAX CONSEQUENCES
The following is a summary of the material Irish tax consequences for certain beneficial holders of our ordinary shares. The summary is based upon Irish tax laws and the practice of the Irish Revenue Commissioners in effect on the date of this prospectus supplement and correspondence with the Irish Revenue Commissioners. Changes in law and/or administrative practice may result in alteration of the tax considerations described below, possibly with retrospective effect.
The summary does not constitute tax advice and is intended only as a general guide. The summary is not exhaustive and holders of our ordinary shares should consult their own tax advisors about the Irish tax consequences (and the tax consequences under the laws of other relevant jurisdictions) of this offering, including the acquisition, ownership and disposal of our ordinary shares. The summary applies only to shareholders who will own our ordinary shares as capital assets and does not apply to other categories of shareholders, such as dealers in securities, trustees, insurance companies, collective investment schemes and shareholders who have, or who are deemed to have, acquired our ordinary shares by virtue of an Irish office or employment (performed or carried on in Ireland).
Tax on Chargeable Gains
The current rate of tax on chargeable gains (where applicable) in Ireland is 33%.
A disposal of our ordinary shares by a shareholder who is not resident or ordinarily resident for tax purposes in Ireland will not give rise to Irish tax on any chargeable gain realized on such disposal unless such shares are used, held or acquired for the purposes of a trade or business carried on by such shareholder through a branch or agency in Ireland.
A holder of our ordinary shares who is an individual and who is temporarily non-resident in Ireland may, under Irish anti-avoidance legislation, be liable to Irish tax on any chargeable gain realized on a disposal of our ordinary shares during the period in which such individual is non-resident.
Stamp Duty
The rate of stamp duty (where applicable) on transfers of shares of Irish incorporated companies is 1% of the price paid or the market value of the shares acquired, whichever is greater. Where Irish stamp duty arises, it is generally a liability of the transferee. However, in the case of a gift or transfer at less than fair market value, all parties to the transfer are jointly and severally liable.
Ordinary Share Held Through DTC
A transfer of our ordinary shares effected by means of the transfer of book entry interests in DTC will not be subject to Irish stamp duty. On the basis that most of our ordinary shares are expected to be held through DTC, it is anticipated that most transfers of our Ordinary Shares will be exempt from Irish stamp duty.
Ordinary Shares Held Outside of DTC or Transferred Into or Out of DTC
A transfer of our ordinary shares where any party to the transfer holds such shares outside of DTC may be subject to Irish stamp duty. Shareholders wishing to transfer their shares into (or out of) DTC may do so without giving rise to Irish stamp duty provided that:
•
there is no change in the beneficial ownership of such shares as a result of the transfer; and

•
the transfer into (or out of) DTC is not effected in contemplation of a sale of such shares by a beneficial owner to a third party.

Withholding Tax on Dividends
As noted elsewhere in this prospectus supplement, we do not expect to pay dividends for the foreseeable future. To the extent that we do make dividend payments (or other returns to shareholders that are treated as “distributions” for Irish tax purposes), it should be noted that such distributions made by us will, in the absence of one of many exemptions, be subject to Irish dividend withholding tax, which is referred to in this prospectus supplement as DWT, currently at a rate of 25%.
For DWT purposes, a distribution includes any distribution that may be made by us to our shareholders, including cash dividends, non-cash dividends and additional stock taken in lieu of a cash dividend. Where an exemption does not apply in respect of a distribution made to a particular shareholder, we are responsible for withholding DWT prior to making such distribution.
General Exemptions
The following is a general overview of the scenarios where it will be possible for us to make payments of dividends without deduction of DWT.
Irish domestic law provides that a non-Irish resident shareholder is not subject to DWT on dividends received from us if such shareholder is beneficially entitled to the dividend and is either:
•
a person (not being a company) resident for tax purposes in a Relevant Territory (including the United States) and is neither resident nor ordinarily resident in Ireland (Relevant Territories for DWT purposes include the following: Albania, Armenia, Australia, Austria, Bahrain, Belarus, Belgium, Bosnia & Herzegovina, Botswana, Bulgaria, Canada, Chile, China, Croatia, Cyprus, Czech Republic, Denmark, Egypt, Estonia, Ethiopia, Finland, France, Georgia, Germany, Ghana, Greece, Hong Kong, Hungary, Iceland, India, Israel, Italy, Japan, Kazakhstan, Kenya, Korea, Kosovo, Kuwait, Latvia, Lithuania, Liechtenstein, Luxembourg, Macedonia, Malaysia, Malta, Mexico, Moldova, Montenegro, Morocco, Netherlands, New Zealand, Norway, Oman, Pakistan, Panama, Poland, Portugal, Qatar, Romania, Russia, Saudi Arabia, Serbia, Singapore, Slovak Republic, Slovenia, South Africa, Spain, Sweden, Switzerland, Thailand, The Republic Of Turkey, Ukraine, United Arab Emirates, United Kingdom, United States, Uzbekistan, Vietnam and Zambia);

•
a company resident for tax purposes in a Relevant Territory, provided such company is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

•
a company, wherever resident, that is controlled, directly or indirectly, by persons resident in a Relevant Territory and who is or are (as the case may be) not controlled by, directly or indirectly, persons who are not resident in a Relevant Territory;

•
a company, wherever resident, whose principal class of shares (or those of its 75% direct or indirect parent) is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance; or

•
a company, wherever resident, that is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance, and provided, in all cases noted above, we have received from the shareholder, where required, the relevant DWT Form(s) prior to the payment of the dividend and such DWT Form(s) remain valid.

For non-Irish resident shareholders that cannot avail themselves of one of Ireland’s domestic law exemptions from DWT, it may be possible for such shareholders to rely on the provisions of a double tax treaty to which Ireland is party to reduce the rate of DWT.
Our shareholders that do not fall within any of the categories specifically referred to above may nonetheless fall within other exemptions from DWT. If any shareholders are exempt from DWT, but receive dividends subject to DWT, such shareholders may apply for refunds of such DWT from the Irish Revenue Commissioners.
Notwithstanding the above stated exemptions, payments of distributions to associated entities in jurisdictions that are on the EU list of non-cooperative jurisdictions or zero-tax jurisdictions may be subject to DWT on payment. Association for these purposes generally means a 50% plus ownership connection (assessed on the basis of share ownership, voting power or entitlement to profits on a distribution) or an entity having the ability to participate on the board of directors of the company, in relation to its financial and operating policy decisions, in a manner that causes, or could cause, the affairs of the company to be conducted in accordance with that entity’s wishes.
Income Tax on Dividends Paid on our Ordinary Shares
Irish income tax may arise for certain persons in respect of dividends received from Irish resident companies. A shareholder that is not resident or, in the case of individuals, ordinarily resident in Ireland and that is entitled to an exemption from DWT generally has no liability to Irish income tax or the universal social charge on a dividend received from us. An exception to this position may apply where such shareholder holds our ordinary shares through a branch or agency in Ireland through which a trade is carried on.
A shareholder that is not resident or ordinarily resident in Ireland and that is not entitled to an exemption from DWT generally has no additional Irish income tax liability or a liability to the universal social charge. The DWT deducted by us discharges the liability to income tax. An exception to this position may apply where the shareholder holds our ordinary shares through a branch or agency in Ireland through which a trade is carried on.
Capital Acquisitions Tax
Irish capital acquisitions tax, or CAT, comprises principally gift tax and inheritance tax. CAT at a rate of 33% could apply to a gift or inheritance of our ordinary shares irrespective of the place of residence, ordinary residence or domicile of the parties. This is because our ordinary shares are regarded as property situated in Ireland for Irish CAT purposes as our share register must be held in Ireland. The person who receives the gift or inheritance has primary liability for CAT.
CAT is levied at a rate of 33% above certain tax-free thresholds. The appropriate tax-free threshold is dependent upon (i) the relationship between the donor and the donee, and (ii) the aggregation of the values of previous gifts and inheritances received by the donee from persons within the same group threshold for CAT purposes. Gifts and inheritances passing between spouses of the same marriage or civil partners of the same civil partnership are exempt from CAT. Children have a tax-free threshold of €400,000 in respect of taxable gifts or inheritances received from their parents. Our shareholders should consult their own tax advisors as to whether CAT is creditable or deductible in computing any domestic tax liabilities.
There is also a “small gift exemption” from CAT whereby the first €3,000 of the taxable value of all taxable gifts taken by a donee from any one donor, in each calendar year, is exempt from CAT and is also excluded from any future aggregation. This exemption does not apply to an inheritance.
THE IRISH TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. HOLDERS OF OUR ORDINARY SHARES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES IN IRELAND, INCLUDING THE ACQUISITION, OWNERSHIP AND DISPOSAL OF OUR ORDINARY SHARES.

PLAN OF DISTRIBUTION
We previously entered into a Sales Agreement with Jefferies on May 8, 2024, under which we may offer and sell our ordinary shares having an aggregate offering price of up to $100,000,000 from time to time through Jefferies acting as agent. Sales of our ordinary shares, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.
Each time we wish to offer and sell our ordinary shares under the Sales Agreement, we will notify Jefferies of the number of ordinary shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of ordinary shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such ordinary shares up to the amount specified on such terms. The obligations of Jefferies under the Sales Agreement to sell our ordinary shares are subject to a number of conditions that we must meet.
The settlement of sales of our ordinary shares between us and Jefferies is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our ordinary shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay Jefferies a commission of up to 3.0% of the aggregate gross proceeds we receive from each sale of our ordinary shares. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for certain fees and disbursements of its counsel, payable in connection with the preparation and filing of this prospectus supplement, in an amount not to exceed $75,000, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the Sales Agreement, will be approximately $500,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such ordinary shares.
Jefferies will provide written confirmation to us before the open on The Nasdaq Global Market on the day following each day on which ordinary shares are sold under the Sales Agreement. Each confirmation will include the number of ordinary shares sold on the prior day, the aggregate gross proceeds of such sales and the proceeds to us.
In connection with the sale of ordinary shares on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.
The offering of our ordinary shares pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and Jefferies may each terminate the sales agreement at any time upon ten days’ prior notice.
This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed as an exhibit to the registration statement of which this prospectus supplement forms a part.
Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities. This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS
Certain legal matters with respect to United States law in connection with this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Certain legal matters with respect to Irish law in connection with this offering will be passed upon for us by Arthur Cox LLP, Dublin, Ireland. Jefferies LLC is being represented in connection with this offering by Wilmer Cutler Pickering Hale and Dorr LLP, New York, New York, with respect to U.S. federal law and A&L Goodbody LLP with respect to Irish law.

EXPERTS
The financial statements of Avadel Pharmaceuticals plc as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement, and the effectiveness of Avadel Pharmaceutical plc’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus supplement, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules. Certain information in the registration statement has been omitted from this prospectus supplement in accordance with the rules of the SEC.
We are subject to the reporting and information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, such as we do, at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.avadel.com. Information contained on our website is not incorporated by reference in this prospectus supplement and, therefore, is not part of this prospectus supplement.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement and prior to the effectiveness of this registration statement, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus supplement and prior to the termination of this offering:
•
Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 3, 2025;

•
Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended March 31, 2025 and June 30, 2025, as filed with the SEC on May 7, 2025 and August 7, 2025, respectively;

•
Current Reports on Form 8-K filed with the SEC on January 8, 2025, March 7, 2025, May 6, 2025, May 13, 2025, June 5, 2025, June 27, 2025 and July 29, 2025; and

•
The description of our ordinary shares contained in our registration statement on Form 8-A filed with the SEC on April 15, 2024, including any amendments or reports filed for the purposes of updating this description.

Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus supplement or the registration statement of which this prospectus supplement is a part.
We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement, including exhibits to these documents. You should direct any requests for documents to Avadel Pharmaceuticals plc, Attention: Corporate Secretary, 16640 Chesterfield Grove Road, Suite 200, Chesterfield, Missouri 63005, telephone: (636) 449-1830.
You also may access these filings on our website at www.avadel.com. We do not incorporate the information on our website into this prospectus supplement or any supplement to this prospectus supplement, the accompanying prospectus, or in any other document that is subsequently filed with the SEC and incorporated by reference into this prospectus supplement, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus supplement or any supplement to this prospectus).
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies, supersedes or replaces such statement.

Up to $100,000,000
Ordinary Shares

PROSPECTUS SUPPLEMENT

Jefferies
August 7, 2025

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The expenses payable by us in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, if any) are set forth below. Each item listed is estimated, except for the SEC registration fee.
Securities and Exchange Commission registration fee		$(1)
Legal fees and expenses		*
Accounting fees and expenses		*
Printing fees and expenses		*
Transfer agent and trustee fees		*
Miscellaneous		*
Total	$	*

(1)
Pursuant to Rule 456(b) and Rule 457(r) under the Securities Act, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement other than the fees due in connection with the $100,000,000 of our ordinary shares that may be issued and sold from time to time under the Sales Agreement with Jefferies.

*
These fees and expenses are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers
If a director or officer of an Irish company is found to have breached his or her fiduciary duties to that company, he or she may be held personally liable to the company in respect of that breach of duty. The Avadel Constitution contains indemnification and expense advancement provisions any current or former executive officer of the Company (excluding any present or former directors of the Company or the secretary of the Company) or any person who is serving or has served at the request of the Company as a director or executive officer or another company, joint venture, trust or other enterprise, including any subsidiary of the Company. The Avadel Constitution also (i) confers a more limited indemnity on the Company’s directors, and secretaries for certain costs, charges, losses, expenses and liabilities incurred by him in execution and discharge of his duties and (ii) discharges the liability of a director or secretary where judgment is found in favor of such director or secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or secretary acted honestly and reasonably and ought fairly to be excused. This limitation does not apply to executives who are not directors or secretaries of the Company. Any provision which seeks to indemnify a director or secretary of an Irish company over and above this shall be void under Irish law, whether contained in its constitution or any contract between the director and the company.
Under Irish law, a company may not exempt its directors from liability for negligence or a breach of duty. However, where a breach of duty has been established, directors may be exempted by an Irish court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted honestly and reasonably, and that they may fairly be excused as a result.
Irish companies may take out directors’ and officers’ liability insurance, as well as other types of insurance, for their directors and officers. We have taken out directors’ and officers’ liability insurance, as well as other types of insurance, for its directors and officers.

Item 16.   Exhibits EXHIBIT INDEX
Exhibit No.	Description
1.1*	Form of Underwriting Agreement
1.2	Open Market Sale AgreementSM, dated as of May 8, 2024, by and between Avadel Pharmaceuticals plc and Jefferies LLC (incorporated by reference to Exhibit 1.1 to the registrant’s current report on Form 8-K, filed on May 8, 2024)
3.1	Constitution (containing the Memorandum and Articles of Association) of Avadel Pharmaceuticals plc (incorporated by reference to Appendix 15 of Exhibit 2.1 to the registrant’s current report on Form 8-K, filed on July 1, 2016)
4.1	Description of Securities (incorporated by reference to Exhibit 4.1 to the registrant’s annual report on Form 10-K, filed on March 3, 2025)
4.2	Form of Senior Indenture
4.3	Form of Subordinated Indenture
4.4*	Form of Warrant Agreement
4.5*	Form of Unit Certificate
4.6*	Form of Unit Agreement
4.7*	Form of Preferred Stock Certificate
5.1	Opinion of Arthur Cox LLP
5.2	Opinion of Arthur Cox LLP, relating to sales agreement prospectus supplement
5.3	Opinion of Goodwin Procter LLP
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2	Consent of Arthur Cox LLP (included in Exhibit 5.1 hereto)
23.3	Consent of Arthur Cox LLP (included in Exhibit 5.2 hereto)
23.4	Consent of Goodwin Procter LLP (included in Exhibit 5.3 hereto)
24.1	Power of Attorney (included on the signature page to the registration statement)
25.1**	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939
25.2**	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939
107	Filing Fee Table

*
To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.

**
To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.   Undertakings
The undersigned registrant hereby undertakes:
(a)(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(l)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue; and

(8)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on the 7th day of August, 2025.
AVADEL PHARMACEUTICALS PLC
By:
/s/ Gregory J. Divis

Gregory J. Divis
Chief Executive Officer and Principal Executive Officer

POWER OF ATTORNEY
Each person whose individual signature appears below hereby authorizes and appoints Gregory J. Divis and Thomas S. McHugh and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney in fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post effective amendments and amendments thereto, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys in fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following person in the capacities and on the date indicated.
Name	Title	Date
/s/ Gregory J. Divis Gregory J. Divis	Director, Chief Executive Officer and Principal Executive Officer	August 7, 2025
/s/ Thomas S. McHugh Thomas S. McHugh	Chief Financial Officer and Principal Financial and Accounting Officer	August 7, 2025
/s/ Geoffrey M. Glass Geoffrey M. Glass	Non-Executive Chairman of the Board and Director	August 7, 2025
/s/ Naseem S. Amin, MD Naseem S. Amin, MD	Director	August 7, 2025
/s/ Dr. Eric J. Ende Dr. Eric J. Ende, MD	Director	August 7, 2025
/s/ Mark A. McCamish, MD, Ph.D. Mark A. McCamish, MD, Ph.D.	Director	August 7, 2025
/s/ Linda S. Palczuk Linda S. Palczuk	Director	August 7, 2025
/s/ Peter Thornton Peter Thornton	Director	August 7, 2025
/s/ Gregory J. Divis Gregory J. Divis	Authorized Representative in the United States	August 7, 2025